NATIONAL HEALTH INVESTORS, INC.

Senior Notes Issuable in Series

$50,000,000 3.99% Series 2015-1 Tranche A Senior Note due November 3, 2023

$50,000,000 4.33% Series 2015-1 Tranche B Senior Notes due November 3, 2025

______________

FIRST AMENDMENT TO
NOTE PURCHASE AGREEMENT DATED NOVEMBER 3, 2015

______________

Dated August 15, 2016

1184649:2:NASHVILLE

National Health Investors, Inc.
222 Robert Rose Drive
Murfreesboro, TN 37129

$50,000,000 3.99% Series 2015-1 Tranche A Senior Notes due 2023
$50,000,000 4.33% Series 2015-1 Tranche B Senior Notes due 2025

August 15, 2016
To Each of the Purchasers Listed on
    Schedule B Attached to the
Note Purchase Agreement:

Ladies and Gentlemen:
NATIONAL HEALTH INVESTORS, INC., a Maryland corporation (together with any successor thereto that becomes a party pursuant to the terms of the Note Purchase Agreement (as defined below), the “Company”) agrees with each of the Purchasers party hereto as follows:
STATEMENT OF PURPOSE:
The Company and Purchasers are parties to the Note Purchase Agreement dated as of November 3, 2015 (as amended hereby and as may be further amended, restated, supplemented or otherwise modified from time to time, the “Note Agreement”).
The Company has requested that the Purchasers agree to amend the Note Agreement in certain respects as more specifically set forth herein (this “Amendment”).
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
1.Capitalized Terms. All capitalized undefined terms used in this Amendment (including, without limitation, in the introductory paragraph and the statement of purpose hereto) shall have the meanings assigned thereto in the Note Agreement.
2.Amendments to Note Agreement.
(a)Section 10.2(f) of the Note Agreement is hereby amended and restated to read in its entirety as follows:
“(f) Investments by the Company or any Subsidiary in any Health Care Facilities (including, for the avoidance of doubt, investments in any Excluded Subsidiary that owns or operates Health Care Facilities as its primary business); provided that, prior to and after giving effect to any such Investment and any Indebtedness incurred in connection therewith, (i) no Default will exist and (ii) the Borrower shall be in compliance, on a Pro Forma Basis, with each financial covenant contained in Section 9.12 hereof; provided further that, prior to the consummation of any such Investment involving aggregate consideration with respect thereto in excess of $25,000,000, the Borrower shall deliver to each holder of a Note a certification, together with financial and other information in detail reasonably requested by the Administrative Agent, (A) certifying that no Default will exist and (B) demonstrating such compliance;”
1184649:2:NASHVILLE

(b)Schedule A (Defined Terms) of the Note Agreement is hereby amended by adding the following new definitions in proper alphabetical order:
“Shoreline Acquisition” means that certain purchase by Senior Living NHI Purchaser, or its assignee, pursuant to the Shoreline Acquisition Agreement, of a continuing care retirement community consisting of approximately 250 independent and assisted living apartment units and 50 skilled nursing beds located at 88 Notch Hill Road, North Branford, Connecticut, and commonly known as “Evergreen Woods”.”
“Shoreline Acquisition Agreement” means the Purchase Agreement (including all schedules and exhibits thereto), dated as of August 3, 2016, by and among Shoreline Life Care, LLC and Senior Living NHI Purchaser.”
“Shoreline Acquisition Agreement Documents” means, collectively, the Shoreline Acquisition Agreement and all other material documents entered into by any Loan Party in connection with the Shoreline Acquisition.”
“Shoreline Mortgage Lien” means the Lien pursuant to that certain Open-End Mortgage Deed in favor of Bank of New York Mellon Trust Company, N.A., as Successor Trustee to First Interstate Bank of Des Moines, N.A. in the amount of $70,000,000.00 dated and recorded July 25, 1991, as amended, on Real Property acquired in the Shoreline Acquisition.”.
(c)Schedule A (Defined Terms) of the Note Agreement is hereby amended by amending and restating the definition of “Material Credit Facility” to read in its entirety as follows:
“Material Credit Facility” means, as to the Company and its Subsidiaries, (a) the Credit Agreement, including any renewals, extensions, amendments, supplements, restatements, replacements or refinancing thereof; (b) the Existing Note Agreement, including any renewals, extensions, amendments, supplements, restatements, replacements or refinancing thereof; and (c) any other agreement or series of related agreements creating, evidencing or governing Indebtedness in an aggregate principal amount of $50,000,000 or more incurred after the Closing Date by the Company or any of its Subsidiaries pursuant to Section 10.3(b) or Section 10.3(i) (but excluding (A) Indebtedness incurred after the Closing Date owed to the U.S. Department of Housing and Urban Development (“HUD”), Fannie Mae or a HUD or Fannie Mae qualified lender, in each case, of a type similar to the Indebtedness listed as items 4, 5, 6, 7, 8, 9, 10, 11, 12, 13 and 16 on Schedule 10.3 and (B) the Indebtedness in respect of the Shoreline Mortgage Lien).”.
3.Conditions to Effectiveness. Upon the satisfaction of each of the following conditions, this Amendment shall be deemed to be effective (the date of such satisfaction, the “Amendment Effective Date”):
(a)Executed Amendment. This Amendment shall have been duly authorized, executed and delivered by the Company and the Required Holders.
1184649:2:NASHVILLE

(b)No Default or Event of Default. No Default or Event of Default shall exist under the Note Agreement or any other document entered into in connection with the Note Agreement as of the Amendment Effective Date or would result after giving effect to the transactions contemplated by this Amendment.
(c)Prudential Amendment. The Purchasers shall have received a fully-executed copy of an amendment to the Existing Note Agreement with respect to the Shoreline Acquisition, in form and substance satisfactory to the Purchasers, certified as true, correct and complete as of the Amendment Effective Date by a Responsible Officer of the Company.
(d)Wells Fargo Amendment. The Purchasers shall have received a fully-executed copy of an amendment to the Credit Agreement with respect to the Shoreline Acquisition, in form and substance satisfactory to the Purchasers, certified as true, correct and complete as of the Amendment Effective Date by a Responsible Officer of the Company.
(e)Shoreline Acquisition Agreement Documents. The Purchasers shall have received fully executed copies of the Shoreline Acquisition Agreement Documents, in form and substance satisfactory to the Purchasers, certified as true, correct and complete as of the Amendment Effective Date by a Responsible Officer of the Company.1
(f)Other Documents. The Purchasers shall have received copies of all other documents, certificates and instruments reasonably requested thereby with respect to the transactions contemplated by this Amendment.
4.Effect of this Amendment. Except as expressly provided herein, the Note Agreement and the other documents executed in connection therewith shall remain unmodified and in full force and effect. Except as expressly set forth herein, this Amendment shall not be deemed (a) to be a waiver of, consent to, or modification or amendment of, any other term or condition of the Note Agreement or any other document executed in connection therewith, (b) to prejudice any other right or rights which the Purchasers may now have or may have in the future under or in connection with the Note Agreement or the other documents executed in connection therewith or any of the instruments or agreements referred to therein, as the same may be amended, restated, supplemented or otherwise modified from time to time, (c) to be a commitment or any other undertaking or expression of any willingness to engage in any further discussion with the Company or any other Person with respect to any waiver, amendment, modification or any other change to the Note Agreement or the documents executed in connection therewith or any rights or remedies arising in favor of the Purchasers, or any of them, under or with respect to any such documents or (d) to be a waiver of, consent to, or modification or amendment of, any other term or condition of any other agreement by and among the parties, on the one hand, and the Purchasers, on the other hand. References in the Note Agreement to “this Agreement” (and indirect references such as “hereunder”, “hereby”, “herein”, and “hereof”) and in any document executed in connection therewith shall be deemed to be references to the Note Agreement as modified hereby.
5.Representations and Warranties/No Default. By its execution hereof, the Company hereby certifies, represents and warrants to the Purchasers that:
(a)each of the representations and warranties set forth in the Note Agreement and the other documents executed in connection therewith is true and correct in all material respects as of the date hereof (except to the extent that (i) any such representation or warranty that is qualified by materiality or by reference to Material Adverse Effect, in which case such representation or warranty is true and correct in all respects as of the date hereof or (ii) any such

1184649:2:NASHVILLE

representation or warranty relates only to an earlier date, in which case such representation or warranty shall remain true and correct as of such earlier date) and that no Default or Event of Default has occurred or is continuing or would result after giving effect to this Amendment and the transactions contemplated hereby;
(b)it has the right, power and authority and has taken all necessary corporate and other action to authorize the execution, delivery and performance of this Amendment, the Shoreline Acquisition Agreement Documents and each other document executed in connection herewith to which it is a party in accordance with their respective terms and the transactions contemplated hereby; and
(c)this Amendment and each other document executed in connection herewith has been duly executed and delivered by an duly authorized officer of the Company, and each such document constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal debtor relief laws from time to time in effect which affect the enforcement of creditors’ rights in general and the availability of equitable remedies.
6.Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
7.Counterparts. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.
8.Electronic Transmission. A facsimile, telecopy, pdf or other reproduction of this Amendment may be executed by one or more parties hereto, and an executed copy of this Amendment may be delivered by one or more parties hereto by facsimile or similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute an original of this Amendment as well as any facsimile, telecopy, pdf or other reproduction hereof.
[Signature Pages Follow]
1184649:2:NASHVILLE

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date and year first above written.
COMPANY:
NATIONAL HEALTH INVESTORS, INC.,
a Maryland corporation

By:     /s/ Eric Mendelsohn
 Eric Mendelsohn,
President and Chief Executive Officer

PURCHASERS:
AMERICAN GENERAL LIFE INSURANCE COMPANY
THE UNITED STATES LIFE INSURANCE COMPANY IN THE CITY OF NEW YORK
THE VARIABLE ANNUITY LIFE
INSURANCE COMPANY AMERICAN HOME ASSURANCE
COMPANY
LEXINGTON INSURANCE COMPANY NATIONAL UNION FIRE INSURANCE
COMPANY OF PITTSBURGH, PA UNITED GUARANTY RESIDENTIAL
INSURANCE COMPANY
UNITED GUARANTY MORTGAGE INDEMNITY COMPANY

By: AIG Asset Management (U.S.) LLC,
Investment Adviser

By:     /s/ Bryan W. Eells
Name: Bryan W. Eells
Title:     Vice President
1184649:2:NASHVILLE